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                                EXHIBIT (10)(ix)

                          Material Contracts -- Junior
                           Security Agreement between
                           Richman Gordman 1/2 Price
                             Stores, Inc. and Cathy
                          Hershcopf, as agent for The
                            Class 3 Creditors, dated
                               January 31, 1997.









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                    RICHMAN GORDMAN  1/2 PRICE STORES, INC.

                           JUNIOR SECURITY AGREEMENT

     This Junior Security Agreement (the "Agreement") dated as of January 31, 1997 by and between RICHMAN GORDMAN 1/2 PRICE STORES, INC., a Delaware corporation (successor by merger to Richman Gordman Stores, Inc. and Richman Gordman Department Stores, Inc., each former Nebraska corporations) with its principal place of business and mailing address at 12100 West Center Road, Omaha, Nebraska 68144 (the "Company"), and Cathy Hershcopf, Esq., as agent for the Class 3 Creditors (the "Class 3 Creditors"), identified in the First Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code for Richman Gordman Stores, Inc., Richman Gordman Department Stores, Inc. and 1/2 Price Stores, Inc. dated August 13, 1993 (the "Plan").

                                WITNESSETH THAT:

     WHEREAS, before its merger into the Company, the former Nebraska corporation known as Richman Gordman Stores, Inc. did execute and deliver to Harris Trust and Savings Bank, an Illinois banking corporation with its mailing address at 111 West Monroe Street, P.O. Box 755, Chicago, Illinois 60690 (the "Bank") that certain Security Agreement dated as of March 30, 1992 (the "RGS Security Agreement"), in order to secure certain indebtedness therein described of said Richman Gordman Stores, Inc. owed to the Bank (the "Original Debt "); and

     WHEREAS, before its merger into the Company, the former Nebraska corporation known as Richman Gordman Department Stores, Inc. did execute and deliver to the Bank that certain Security Agreement dated as of March 30, 1992 (the "RGDS Security Agreement"), in order to secure the Original Debt; and

     WHEREAS, before its merger into the Company, the former Nebraska corporation known as 1/2 Price Stores, Inc. did execute and deliver to the Bank that certain Security Agreement dated as of March 30, 1992 (the " 1/2 Price Security Agreement") (the RGS Security Agreement, RGDS Security Agreement and 1/2 Price Security Agreement being hereinafter collectively referred to as the "Original Security Agreements"), in order to secure the Original Debt; and

     WHEREAS, before their merger into the Company, each of Richman Gordman Department Stores, Inc., Richman Gordman Stores, Inc. and 1/2 Price Stores, Inc., then all Nebraska corporations (collectively, the "Debtors"), proposed the Plan, which Plan would, among other things, modify the Original Debt; and

     WHEREAS, such Plan was confirmed by order of the Bankruptcy Court entered on October 5, 1993; and





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     WHEREAS, pursuant to the Plan, the Company has issued to the Bank a
Secured Term Note of the Company dated October 20, 1993 payable to the order of the Beneficiary in the face principal amount of $4,000,000 (such Secured Term Note and any all notes issued in extension or renewal thereof or in substitution or replacement therefor, in each case whether in whole or in part, as each of the foregoing may from time to time be modified or amended, being hereinafter referred to collectively as the "Term Note") to evidence $4,000,000 in principal amount of the Original Debt as the same has been modified by the Plan; and

     WHEREAS, the Company did execute and deliver to the Bank that certain Security Agreement dated as of October 20, 1993 (the "Senior Security Interest"), in order to confirm and assure that the liens of the Original Security Agreements continue to encumber the Collateral (as hereinafter defined) for the benefit and security of the Term Note; and

     WHEREAS, a portion of the Term Note was prepaid from the proceeds of an insurance policy (the "Insurance") on the life of A. D. (Dan) Gordman; and

     WHEREAS, The Dan Gordman Fund (the "Fund"), as beneficiary of the Insurance, is subrogated to the rights of the Bank under the Term Note, and the Security Agreement and Indenture of Mortgage, Deed of Trust and Security Agreement securing such Term Note, and as such is also a holder of the Senior Security Interest; and

     WHEREAS, this Agreement is made and given pursuant to that certain waiver and deferral agreement executed and delivered by the Class 3 Creditors Committee (the "Waiver") as of January 31, 1997, which Waiver agrees to the deferral of the Class 3 Creditor minimum cumulative payment under the Plan of $1,939,000 scheduled to be escrowed on February 1, 1997 (the "1997 Minimum Payment");

     NOW, THEREFORE, for good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Grant of Security Interest in the Collateral. The Company hereby grants to the Class 3 Creditors a security interest in, and acknowledges and agrees that the Class 3 Creditors have and shall continue to have a continuing security interest in, any and all right, title and interest of the Company in and to the following:

           (a) Equipment. Equipment, whether now owned or hereafter acquired (the term "Equipment" means and includes equipment, machinery, tools, trade fixtures, furniture, furnishings, office equipment, and data processing equipment, in each case now or hereafter used or usable in connection with the Company's business, together with all parts, accessories and attachments relating to any of the foregoing), provided that Equipment shall in no event include goods used in connection with the operation of, and located at, the Company's corporate headquarters or operating retail stores, and further provided that Equipment shall in no event include Equipment (a certain compactor and a certain film processor and related equipment) securing the claim of Norwest Equipment



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      Finance, Inc., pursuant to the Stipulation dated August 6, 1993, between the Debtors and Norwest Equipment Finance, Inc.;

           (b) Records. Supporting evidence and documents relating to any of the above-described property, including, without limitation, delivery and installation certificates, invoice copies, delivery receipts, insurance certificates and the like, together with all books of account, ledgers and cabinets in which the same are reflected or maintained, all whether now existing or hereafter arising;

           (c) Accessions and Additions. All accessions and additions to and substitutions and replacements of any and all of the foregoing, whether now existing or hereafter arising; and

           (d) Proceeds and Products. All proceeds and products of the foregoing and all insurance on the foregoing and proceeds thereof, whether now existing or hereafter arising;

all of the foregoing being herein sometimes referred to as the "Collateral ".

     2. Obligations Hereby Secured. The lien and security interest herein granted and provided for is made and given to secure, and shall secure, the prompt payment and performance in full when due (whether by lapse of time, acceleration or otherwise) of (i) the payment of the principal and premium, if any, of and interest on the 1997 Minimum Payment and the Class 3 Creditors Minimum Payment under the Plan of $1,828,000 due to be escrowed on February 2, 1998, (together, the "Minimum Payments") as and when the same becomes due and payable (whether by lapse of time, acceleration or otherwise), and (ii) any and all expenses and charges, legal or otherwise, suffered or incurred by the Class 3 Creditors in collecting or enforcing the Company's obligation to pay the Minimum Payments or realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted hereby (all of such indebtedness, obligations, liabilities, expenses and charges described in clauses (i) and (ii) above being hereinafter referred to as the "Secured Obligations ").

     3. Covenants, Agreements, Representations and Warranties. The Company hereby covenants and agrees with, and represents and warrants to, the Class 3 Creditors that:

           (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is the sole and lawful owner of the Collateral and has full right, power and authority to enter into this Agreement and to perform each and all of the matters and things herein provided for; and the execution and delivery of this Agreement, and the observance and performance of any of the matters and things herein set forth, will not violate or contravene any provision of law or of the articles of incorporation or by-laws of the Company or of any indenture, loan agreement or other agreement of or affecting the Company or any of its properties.




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           (b)  The Collateral is and will remain in the Company's possession or control at the locations listed on Schedule A attached hereto (collectively, the "Permitted Collateral Locations "). If for any reason Collateral is at any time kept or located at locations other than the Permitted Collateral Locations, the Class 3 Creditors shall nevertheless have and retain a security interest therein. The Company owns and will at all times own all Permitted Collateral Locations, except to the extent otherwise indicated on Schedule A. The Company's chief executive office and principal place of business is at 12100 West Center Road, Omaha, Nebraska 68144, and the Company has no other executive offices or places of business other than retail stores. The Company will not maintain an executive office or place of business at a location other than those specified pursuant to the immediately preceding sentence without first providing the Class 3 Creditors thirty (30) days' prior written notice of its intent to do so; provided, however, that the Company will at all times maintain its chief executive office in the contiguous continental United States of America.

           (c) The Collateral and every part thereof is and will be free and clear of all security interests, liens (including, without limitation, mechanics', laborers' and statutory liens), attachments, levies and encumbrances of every kind, nature and description and whether voluntary or involuntary, except for the security interest of the Bank and the Fund therein and as otherwise provided on Schedule B hereto. The Company will warrant and defend the Collateral against any claims and demands of all persons (other than the Bank and the Fund pursuant to the Senior Security Interest) at any time claiming the same or any interest in the Collateral adverse to the Class 3 Creditors.

           (d) The Company will promptly pay when due all taxes, assessments and governmental charges and levies upon or against the Collateral, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings which prevent foreclosure on or other realization upon any of the Collateral and the Company shall have established adequate reserves therefor.

           (e) The Company will not waste or destroy the Collateral or any part thereof and will not be negligent in the care or in the use of any Collateral. The Company will not use, manufacture, sell or distribute any Collateral in violation of any statute, ordinance or other governmental requirement. The Company will perform in all material respects its obligations under any contract or other agreement constituting part of the Collateral, it being understood and agreed that the Class 3 Creditors have no responsibility to perform such obligations.

           (f) Subject to the following sentence, the Company will not, without the Class 3 Creditors' prior written consent, sell, assign, mortgage, lease or otherwise dispose of the Collateral or any interest therein. The Company may, until an Event of Default has occurred and is continuing hereunder and until otherwise notified by the Class 3 Creditors, sell obsolete, worn out or unusable Equipment which is concurrently replaced




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      with similar Equipment at least equal in quality and condition to that sold and owned by the Company free of any lien, charge or encumbrance other than the lien hereof. Notwithstanding the foregoing, the parties acknowledge that (i) it is the intention of the Company to (a) sell and leaseback Building 1 (both building and land) of the Distribution Center and (b) to terminate its lease of the corporate offices, and that (ii) such contemplated sale and leaseback and lease termination will not be deemed to be an Event of Default under this Agreement.

           (g) The Company will at its own cost and expense maintain, keep and preserve the Equipment in good repair, working order and condition, ordinary wear and tear accepted, and without limiting the foregoing make all necessary and proper repairs, replacements and additions to the Equipment (other than Equipment which is obsolete or uneconomical) so that the efficiency thereof shall be fully preserved and maintained.

           (h) Upon the Class 3 Creditors' request, the Company shall at its own cost and expense cause the lien of the Class 3 Creditors in and to any portion of the Equipment subject to a certificate of title law to be duly noted on such certificate of title or to be otherwise filed in such manner as is prescribed by law in order to perfect such lien and will cause all such certificates of title and evidences of lien to be deposited with the Class 3 Creditors.

           (i) None of the Equipment is or will be attached to real estate in such a manner that the same may become a fixture except for Equipment from time to time located on the real estate described on Schedule C attached hereto. In any event the Company will, upon written request of the Class 3 Creditors, furnish agreements signed by all parties (other than mortgagees of the Company's landlords and the Bank and the Fund pursuant to the Senior Security Interest) having any right, title or interest in, or lien on, any real estate on which any Equipment is located whereby such parties disclaim any right, title and interest in, and lien on, any such Equipment which may be prior to the security interest of the Class 3 Creditors therein (such agreements to contain a legal description of such real estate and otherwise to be in a form satisfactory to the Class 3 Creditors).

           (j) The Company will insure the Collateral which is insurable against such risks and hazards as other companies similarly situated insure against, and including in any event loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as the Class 3 Creditors may reasonably specify, in amounts and under policies containing loss payable clauses to the Class 3 Creditors as their interests may appear or, if the Class 3 Creditors request, naming the Class 3 Creditors as an additional insured therein) by insurers reasonably acceptable to the Class 3 Creditors. All premiums on such insurance shall be paid by the Company and the policies of such insurance (or certificates therefor) delivered to the Class 3 Creditors. All insurance required hereby shall provide that any losses shall be payable notwithstanding any act or negligence of the Company, shall provide that no cancellation thereof shall be effective until at least thirty (30) days after receipt by the Company and the Class 3 Creditors of written notice




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      thereof, and shall be satisfactory to the Class 3 Creditors in all other respects. In case of any material loss, damage to or destruction of the Collateral or any part thereof, the Company shall promptly give written notice thereof to the Class 3 Creditors generally describing the nature and extent of such damage or destruction. In case of any loss, damage to or destruction of the Collateral or any part thereof, the Company, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at the Company's cost and expense, will promptly repair or replace the Collateral so lost, damaged or destroyed, except to the extent such Collateral, prior to its loss, damage or destruction, had become obsolete or worn out. In the event the Company shall receive any proceeds of such insurance, the Company will immediately pay over such proceeds to the holders of the Senior Security Interest and, upon satisfaction in full of the Senior Security Interest, to the Class 3 Creditors. Net insurance proceeds received by the Class 3 Creditors under the provisions hereof or under any policy or policies of insurance covering the Collateral or any part thereof shall be applied to the reduction of the Secured Obligations (whether or not then due), provided, however, that the Class 3 Creditors agree to release such insurance proceeds to the Company for replacement or restoration of the portion of the Collateral lost, damaged or destroyed required by this Agreement to be so replaced or restored if, but only if, (i) no Event of Default hereunder, or any other event which with the passage of time, the giving of notice, or both, would constitute such an Event of Default, shall have occurred or be continuing at the time of release, (ii) written application for such release is received from the Company within thirty (30) days of receipt of such proceeds and
      (iii) the Class 3 Creditors have received evidence reasonably satisfactory to it that the Collateral lost, damaged or destroyed has been or will be replaced or restored to its condition immediately prior to the loss, destruction or other event giving rise to the payment of such insurance proceeds. All insurance proceeds shall be subject to the Senior Security Interest and the lien and security interest of the Class 3 Creditors hereunder.

           (k) The Company will at all times allow the Class 3 Creditors or their representatives free access to and right of inspection of the Collateral. The Company will, upon the request of the Class 3 Creditors, authorize and instruct all bailees and other parties at any time holding, storing, shipping or transferring all or any part of the Collateral to permit the Class 3 Creditors or their representatives to examine and inspect any of the Collateral then in such party's possession and to verify from such party's own books and records any information concerning the Collateral or any part thereof which the Class 3 Creditors or their representatives may seek to verify.

           (1) The Company agrees from time to time to deliver to the Class 3 Creditors such evidence of the existence and identity of the Collateral and of its availability as collateral security pursuant hereto, in each case as the Class 3 Creditors may reasonably request. The Company shall at the request of the Class 3 Creditors provide the Class 3 Creditors from time to time as specified by the Class 3 Creditors with a report of a physical listing and the location of all Equipment. The Company shall furnish such other reports and information concerning Equipment as the Class 3 Creditors may reasonably




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      request (including, without limitation, reports stating the book value of
      Equipment by major category and location). The Company will also promptly notify the Class 3 Creditors of any Equipment which the Company has determined to have been rendered obsolete, stating the prior book value of such Equipment, its type and location.

           (m) The Company will comply in all material respects with the terms and conditions of any leases, easements, right-of-way agreements or other agreements binding upon the Company or affecting the Collateral, in each case which cover the premises wherein the Collateral is located, and any orders, ordinances, laws or statutes of any city, state or other governmental entity, department or agency having jurisdiction with respect to such premises or the conduct of business thereon.

           (n) The Company has not transacted business, and does not transact business, under any trade names other than: Richman Gordman and 1/2 Price and Richman Gordman 1/2 Price. The Company will not change its name or transact business under any other trade name, in each case without first giving the Class 3 Creditors thirty (30) days' prior written notice of its intent to do so.

           (o) The Company agrees to execute and deliver to the Class 3 Creditors such further agreements and assignments or other instruments and documents and to do all such other things as the Class 3 Creditors may reasonably deem necessary or appropriate to assure the Class 3 Creditors its security interest hereunder, including such financing statement or statements or amendments thereof or supplements thereto or other instruments and documents as the Class 3 Creditors may from time to time reasonably require in order to comply with the Uniform Commercial Code as enacted in the State of Nebraska and any successor statute(s) thereto (the "Code"). The Company hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Class 3 Creditors without notice thereof to the Company wherever the Class 3 Creditors in their sole discretion desire to file the same. In the event for any reason the law of any other jurisdiction than Nebraska becomes or is applicable to the Collateral or any part thereof, or to any of the Secured Obligations, the Company agrees to execute and deliver all such instruments and documents and to do all such other things as the Class 3 Creditors in its sole discretion deems necessary or appropriate to preserve, protect and enforce the security interest of the Class 3 Creditors under the law of such other jurisdiction. If any Collateral is in the possession or control of any of the Company's agents or processors and the Class 3 Creditors so request, the Company agrees to notify such agents or processors in writing of the Class 3 Creditors' security interest therein and instruct them to hold all such Collateral for the Class 3 Creditors's account and subject to the Class 3 Creditors' instructions. The Company agrees to mark its books and records to reflect the security interest of the Class 3 Creditors in the Collateral.

           (p) On failure of the Company to perform any of the covenants and agreements herein contained, the Class 3 Creditors may, at their option, upon two days' prior notice to




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      the Company (unless the Class 3 Creditors reasonably determine that immediate payment or performance is necessary to preserve or protect the Collateral) perform the same and in so doing may expend such sums as the Class 3 Creditors may reasonably deem advisable in the performance thereof, including without limitation the payment of any insurance premiums, the payment of any taxes, liens and encumbrances, expenditures made in defending against any adverse claims and all other expenditures which the Class 3 Creditors may be compelled to make by operation of law or which the Class 3 Creditors may make by agreement or otherwise for the protection of the security hereof. All such sums and amounts so expended shall be repayable by the Company immediately without notice or demand, shall constitute additional Secured Obligations hereunder and shall bear interest from the date said amounts are expended at the rate of 9% per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) (such rate per annum being hereinafter referred to as the "Default Rate "). No such performance of any covenant or agreement by the Class 3 Creditors on behalf of the Company, and no such advancement or expenditure therefor, shall relieve the Company of any default under the terms of this Agreement or in any way obligate the Class 3 Creditors to take any further or future action with respect thereto. The Class 3 Creditors in making any payment hereby authorized may do so according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim. The Class 3 Creditors in performing any act hereunder shall be the sole judge of whether the Company is required to perform same under the terms of this Agreement. The Class 3 Creditors are authorized to charge any depository or other account of the Company maintained with the Class 3 Creditors for the amount of such sums and amounts so expended.

     4. Power of Attorney. In addition to any other powers of attorney contained herein, the Company appoints the Class 3 Creditors, their nominee, or any other person whom the Class 3 Creditors may designate as the Company's attorney in fact, with full power, upon the occurrence and during the continuation of any Event of Default hereunder, to endorse the Company's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security relating to the Collateral or other evidences of payment or proceeds of Collateral that may come into the Class 3 Creditors' possession, to sign the Company's name on any notices of assignment and on public records, and to do all things necessary to carry out this Agreement. The Company hereby ratifies and approves all acts of any such attorney and agrees that neither the Class 3 Creditors nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct. The foregoing power of attorney, being coupled with an interest, is irrevocable until the Secured Obligations have been fully paid and satisfied and any commitment of the Class 3 Creditors to extend credit to the Company has terminated. The Class 3 Creditors may file one or more financing statements disclosing its security interest in any or all of the Collateral without the Company's signature appearing thereon. The Company also hereby grants the Class 3 Creditors a power of attorney to execute any such financing statements, or







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

amendments and supplements to financing statements, on behalf of the Company without notice thereof to the Company, which power of attorney is coupled with an interest and is irrevocable until the Secured Obligations have been fully paid and satisfied and any commitment of the Class 3 Creditors to extend credit to the Company has terminated.

     5. Defaults and Remedies. (a) The occurrence of any event of default under the Waiver shall constitute an "Event of Default" hereunder.

     (b) Upon the occurrence and during the continuation of any Event of Default hereunder, the Class 3 Creditors shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the Code (regardless of whether the Code is the law of the jurisdiction where the fights or remedies are asserted and regardless of whether the Code applies to the affected Collateral), and further the Class 3 Creditors may, without demand and without advertisement, notice, hearing or process of law, all of which the Company hereby waives, at any time or times, sell and deliver any or all Collateral held by or for it at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as the Class 3 Creditors deem advisable, in its sole discretion. In addition to all other sums due the Class 3 Creditors hereunder, the Company shall pay the Class 3 Creditors all costs and expenses incurred by the Class 3 Creditors, including attorneys' fees and court costs, in obtaining, liquidating or enforcing payment of Collateral or the Secured Obligations or in the prosecution or defense of any action or proceeding by or against the Class 3 Creditors or the Company concerning any matter arising out of or connected with this Agreement or the Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code (or any successor statute), other than such costs and expenses arising solely from the gross negligence or willful misconduct of the Class 3 Creditors. Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Company in accordance with Section 8(b) hereof at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice; however, no notification need be given to the Company if the Company has signed, after an Event of Default hereunder has occurred, a statement renouncing any right to notification of sale or other intended disposition. The Class 3 Creditors shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. The Class 3 Creditors may be the purchaser at any such sale. The Company hereby waives all of its rights of redemption from any such sale. Subject to the provisions of applicable law, the Class 3 Creditors may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Class 3 Creditors may further postpone such sale by announcement made at such time and place.

     (c) Without in any way limiting the foregoing, the Class 3 Creditors shall upon the occurrence and during the continuation of any Event of Default hereunder have the right, in addition to all other rights provided herein or by law, to take physical possession of any and all of the Collateral and anything found therein, the right for that purpose to enter without legal process any premises where the Collateral may be found (provided such entry be done lawfully),








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and the right to maintain such possession on the Company's premises (the
Company hereby agreeing to lease warehouses to the Class 3 Creditors or their designee if the Class 3 Creditors so request) or to remove the Collateral or any part thereof to such other places as the Class 3 Creditors may desire.
Upon the occurrence and during the continuation of any Event of Default hereunder, the Company shall, upon the Class 3 Creditors' demand, assemble the Collateral and make it available to the Class 3 Creditors at a place designated by the Class 3 Creditors. If the Class 3 Creditors exercise their right to take possession of the Collateral, the Company shall also at its expense perform any and all other steps requested by the Class 3 Creditors to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Class 3 Creditors and appointing overseers for the Collateral.

     (d) Failure by the Class 3 Creditors to exercise any right, remedy or option under this Agreement or any other agreement between the Company and the Class 3 Creditors or provided by law, or delay by the Class 3 Creditors in exercising the same, shall not operate as a waiver; no waiver by the Class 3 Creditors shall be effective unless it is in writing and then only to the extent specifically stated. Neither the Class 3 Creditors nor any party acting as attorney for the Class 3 Creditors shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct. The rights and remedies of the Class 3 Creditors under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Class 3 Creditors may have.

     (e) The Class 3 Creditors may enforce its rights and remedies under this Agreement and protect and preserve the Collateral without further application to or order of the Bankruptcy Court.

     (f) Notwithstanding any other provision of this Agreement, the rights of the Class 3 Creditors shall be subject to the rights of the holders of the Senior Security Interest.

     6. Application of Proceeds. The proceeds and avails of the Collateral at any time received by the Class 3 Creditors after the occurrence and during the continuation of any Event of Default hereunder shall, when received by the Class 3 Creditors in cash or its equivalent, be applied by the Class 3 Creditors as follows:

           (i) First, to the payment and satisfaction of all sums paid and costs and expenses incurred by the Class 3 Creditors hereunder or otherwise in connection herewith, including such monies paid or incurred in connection with protecting, preserving or realizing upon the Collateral or enforcing any of the terms hereof, including attorneys' fees and court costs, together with any interest thereon (but without preference or priority of principal over interest or of interest over principal), to the extent the Class 3 Creditors are not reimbursed therefor by the Company; and

     (ii) Second, to the payment and satisfaction of the remaining Secured Obligations, whether or not then due (in whatever order the Class 3 Creditors elect), both for interest and principal.

The Company shall remain liable to the Class 3 Creditors for any deficiency. Any surplus remaining after the full payment and satisfaction of the foregoing shall be returned to the Company or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

     7. Continuing Agreement. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Secured Obligations, both for principal and interest, have been fully paid and satisfied. Upon such termination of this Agreement, the Class 3 Creditors shall, upon the request at the expense of the Company, forthwith release their security interest hereunder.

     8. Miscellaneous. (a) This Agreement cannot be changed or terminated orally. All of the rights, privileges, remedies and options given to the Class 3 Creditors hereunder shall inure to the benefit of its successors and assigns, and all the terms, conditions, covenants, agreements, representations and warranties of and in this Agreement shall bind the Company and its legal representatives, successors and assigns, provided that the Company may not assign its rights or delegate its duties hereunder without the Class 3 Creditors' prior written consent. The Company hereby releases the Class 3 Creditors from any liability for any act or omission relating to the Collateral or this Agreement, except for the Class 3 Creditors' gross negligence or willful misconduct.

     (b) All communications provided for herein shall be in writing, except as otherwise specifically provided for hereinabove, and shall be given and deemed to have been made when served personally or when deposited in the United States mail, postage prepaid, addressed if to the Company in c/o Richman Gordman Stores, Inc., 12100 West Center Road, Omaha, Nebraska 68144, Attention:
President, or if to the Class 3 Creditors, at Class 3 Creditors in care of Lawrence Gottlieb, Siegel, Sommers & Schwartz, 470 Park Avenue South, New York, New York 10016, or at such other address as shall be designated by any party hereto in a written notice given to each party pursuant to this Section 8(b).

     (c) In the event that any provision hereof shall be deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provision, but only as to such locations where such law or interpretation is operative, and the invalidity of such provision shall not affect the validity of any remaining provisions hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

     (d) This Agreement shall be deemed to have been made in the State of Nebraska and shall be governed by and construed in accordance with the laws of the State of Nebraska. All terms which are used in this Agreement which are defined in the Nebraska Uniform Commercial

Code shall have the same meanings herein as said terms do in the Nebraska Uniform Commercial Code unless this Agreement shall otherwise specifically provide. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

     (e) This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each constituting an original, but all together one and the same agreement. The Company acknowledges that this Agreement is and shall be effective upon its execution and delivery by the Company to the Class 3 Creditors, and it shall not be necessary for the Class 3 Creditors to execute this Agreement or any other acceptance hereof or otherwise to signify or express their acceptance hereof.

     (f) Nothing contained in this Agreement shall in any manner affect or impair the priority of any liens or security interests in the Collateral heretofore granted to the Class 3 Creditors.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed as of this 31st day of January, 1997.

                               RICHMAN GORDMAN  1/2 PRICE STORES, INC.
                               a Delaware corporation, successor by merger to Richman Gordman Stores, Inc., a Nebraska corporation



                               By  /s/ Jeffrey J. Gordman
                                   ----------------------------------
                               Its CEO
                                   ----------------------------------


                               CATHY HERSHCOPF, as agent for the
                               Class 3 Creditors



                               /s/ Cathy Hershcopf
                               --------------------------------------

                                   SCHEDULE A

                                   LOCATIONS

     Locations of Collateral (including Company's chief executive office and principal place of business):


     ADDRESS                           OWNER OF IMPROVEMENTS

     12100 West Center Road                A.G. Realty Company
     Omaha, NE 68144
     (Chief Executive Office
     and principal place of business)


     9202 "F' Street                       Company and Gordman
     Omaha, NE 68127                       Properties Company*
     (Distribution Center)




*The parties acknowledge that (i) it is the intention of the Company to (a) sell and leaseback Building 1 (both building and land) of the Distribution Center at this address and (b) to terminate its lease of the corporate offices, and that (ii) such contemplated sale and leaseback and lease transactions will not be deemed to be an Event of Default under this Agreement.

                                   SCHEDULE B

                                PERMITTED LIENS

     1. Existing capitalized leases to which the Company is party to the extent set forth in the Plan as surviving its effective date.

     2. New capitalized leases entered into by the Company and purchase money security interests (not including any assets not so financed) granted by the Company, provided that the aggregate amount of liabilities under any such leases entered into during any calendar year and the aggregate amount secured by such security interests granted during such year does not exceed on a cumulative basis $500,000.

     3. The Security Agreement dated as of October 20, 1993, between the Company and Harris Trust and Savings Bank.

     4. The subrogation claim of the Dan Gordman Fund in connection with such Security Agreement as acknowledged in the Agreement Regarding Dan Gordman Fund dated as of December 13, 1996, between the Company, the Dan Gordman Fund, and the Estate of Esther Gordman.

     5. Permitted encumbrances listed in Schedule II to the Junior Indenture of Mortgage, Deed of Trust and Security Agreement, dated as of January 31, 1997, given by the Company to Old Republic Title Insurance Company as Trustee for Cathy Hershcopf, Esq., as agent for the Class 3 Creditors.

     SCHEDULE "C"


PROPERTY 1: The West 500 feet of the East 1,600 feet of the South Half of the
            South Half of the Southwest Quarter (S1/2 S1/2 SW1/4) of
            Section 34, Township 15 North, Range 12 East of the 6th P.M., in the City of Omaha, in Douglas County, Nebraska, lying between the North line of "F" Street and the South line of the Union Pacific Railroad right-of-way (known as lane cutoff), EXCEPT the West 50 feet 4 inches thereof, being sometimes more particularly described as follows:

            Commencing at the Southeast corner of said South Half of the South Half of the Southwest Quarter; thence Northerly, on the East line of said South half 50.00 feet, to the North line of "F" Street; thence Westerly on a line 50 feet North of and parallel to the South line of said South Half (the North line of said "F" Street), 1,100.00 feet, to the Point of Beginning; thence continuing Westerly, on a line 50.00 feet North of and parallel to the South line of said South Half (the North line of said "F" Street), 449.67 feet; thence Northerly, on a line perpendicular to the last described course, 443.00 feet, to the South line of the Union Pacific Railroad right-of-way; thence Easterly, on the South line of said Union Pacific Railroad right-of-way, 449.67 feet; thence Southerly, on a line perpendicular to the South line of the Union Pacific Railroad right-of-way, 443.65 feet, to the Point of Beginning.

PROPERTY 2: That part of the South Half of the South Half of the Southwest
            Quarter (S1/2 S1/2 SW1/4) of Section 34, Township 15 North, Range 12 East of the 6th P.M., in the City of Omaha, in Douglas County, Nebraska, described as follows:

            Commencing at the Southeast corner of said South Half of the South Half of the Southwest Quarter; thence Northerly, on the East line of said South Half of the South Half of the Southwest Quarter,
            50.00 feet to the North line of "F" Street; thence Westerly, on a line 50.00 feet North of and parallel to the South line of said South Half of the South Half of the Southwest Quarter (the North line of said "F" Street), 1,759.67 feet, to the Southerly extension of the West wall line of an existing building and the Point of Beginning; thence continuing Westerly, on a line 50.00 feet North of and parallel to the South line of said South Half of the South Half of the Southwest Quarter (the North line of said "F" Street),
            840.94 feet, to the East line of 96th Street; thence Northerly, on a line 50.00 feet East of and parallel to the West line of said South Half of the South Half of the Southwest Quarter (the East line of said 96th Street), 439.43 feet, to the South line of the Union Pacific Railroad right-of-way; thence Easterly, on the South line of said Union Pacific Railroad right-of-way, 438.04 feet, to a point 400.00 feet West of the West wall line of said existing building; thence Southerly, on a line 400.00 feet West of and parallel to the West wall line of said existing building, 189.59 feet, to the Northwest corner of a building under construction; thence Easterly, on the North Wall line of said building under construction, 400.00 feet, to the West wall line of said existing building; thence Southerly, on the West wall line of said existing building and its Southerly extension, 251.69 feet, to the Point of Beginning;

            EXCEPT that part thereof more particularly described as follows:

            Beginning at the point of intersection of the East right-of-way line of 96th Street and the North right-of-way line of "F" Street; thence Northerly, along the East right-of-way line of 96th Street, for a distance of 20.00 feet; thence Southeasterly, for a distance of 28.28 feet, to a point on the North right-of-way line of "F" Street; thence Westerly, along the North right-of-way of "F" Street, for a distance of 20.00 feet, to the Point of Beginning.

                                  ATTACHMENT A

                                   Collateral
                                   ----------


     (a) Equipment. Equipment, whether now owned or hereafter acquired (the term "Equipment" means and includes equipment, machinery, tools, trade fixtures, furniture, furnishings, office equipment, and data processing equipment, in each case now or hereafter used or usable in connection with the Company's business, together with all parts, accessories and attachments relating to any of the foregoing), provided that Equipment shall in no event include goods used in connection with the operation of, and located at, the Company's corporate headquarters or operating retail stores, and further provided that Equipment shall in no event include Equipment (a certain compactor and a certain film processor and related equipment) securing the claim of Norwest Equipment Finance, Inc., pursuant to the Stipulation dated August 6, 1993, between the Debtors and Norwest Equipment Finance, Inc.;

     (b) Records. Supporting evidence and documents relating to any of the above-described property, including, without limitation, delivery and installation certificates, invoice copies, delivery receipts, insurance certificates and the like, together with all books of account, ledgers and cabinets in which the same are reflected or maintained, all whether now existing or hereafter arising;

     (c) Accessions and Additions. All accessions and additions to and substitutions and replacements of any and all of the foregoing, whether now existing or hereafter arising; and

     (d) Proceeds and Products. All proceeds and products of the foregoing and all insurance on the foregoing and proceeds thereof, whether now existing or hereafter arising;